SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO.2

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 25, 2001
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                             TheNETdigest.com, Inc.
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             (Exact name of registrant as specified in its charter)



         Delaware                    1-13886                    38-2655325
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(State or other jurisdiction     (Commission File              (IRS Employer
     of incorporation)                Number)                Identification No.)



            3200 West Oakland Park Blvd., Lauderdale Lakes, FL 33311
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                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (954) 745-0077
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               4950 West Prospect Road, Fort Lauderdale, FL 33309
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          (Former name or former address, if changed since last report)









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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On October 5, 2001 TheNETdigest.com, Inc. engaged Feldman Sherb & Co., P.C. as principal accountant.

         Liebman Goldberg & Drogin LLP ("LGD"), was terminated on October 5, 2001 based on the estimation of fees to be charged for the audit period ending Aug. 31, 2001, as well as, the timing of completion of the audit as a result of the events of Sep. 11th.



         The opinion issued by LGD for reports on financial statements for 1999 and 2000 did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles, except that it did included a going concern paragraph in 1999 and 2000.

         The company did not have any disagreements with LGD pertaining to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during 1999 and 2000 and during the intrim period through the date the relationship ended on October 5, 2001.

        See attached letter from LGD dated November 14, 2001 (Exhibit 16 of this filing.)





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TheNETdigest.com, Inc.

                                        By:  /s/  Steven Adelstein
                                             ------------------------
                                             Name:   Steven Adelstein
                                             Title:  President

Date:  November 14, 2001








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